<Page 1>

As filed with the Securities and Exchange Commission on July 18, 1997

                                                      Registration No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C. 20549
                     ___________________________

                               FORM S-8
                        Registration Statement
                                Under
                      The Securities Act of 1933
                      _________________________

                        SUNDSTRAND CORPORATION
        (Exact name of registrant as specified in its charter)
          Delaware                              36-1840610
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)              Identification No.)

                        Sundstrand Corporation
                         4949 Harrison Avenue
                            P.O. Box 7003
                    Rockford, Illinois  61125-7003

        (Address of principal executive offices and zip code)

             SUNDSTRAND CORPORATION STOCK INCENTIVE PLAN
                       (Full title of the plan)

                         Richard M. Schilling
                        Sundstrand Corporation
                         4949 Harrison Avenue
                            P.O. Box 7003
                   Rockford, Illinois   61125-7003
               (Name and address of agent for service)

                            (815) 226-6000
    (Telephone number, including area code, of agent for service)

 APPROXIMATE DATE OF PROPOSED SALE: From time to time after the effective date of this Registration Statement.

                   CALCULATION OF REGISTRATION FEE

  Title of      Amount           Proposed            Proposed        Amount of
Securities to    to be        Maximum Offering  Maximum Aggregate  Registration
be Registered  Registered     Price Per Share     Offering Price        Fee
-------------------------------------------------------------------------------
Common Stock,  3,000,000 shares $57.84375         $173,531,25      $52,585.23
$ .50
par value
-------------------------------------------------------------------------------
Common Stock   (2)              (2)               (2)              (2)
Purchase
Rights
-------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee, assuming that the price of the Common Stock is $57.84375 per share, the average of the high and low sales prices on the New York Stock Exchange on July 14, 1997.

(2) There are hereby registered Common Stock Purchase Rights ("Rights"), which Rights are related to shares of Common Stock in the ratio of one Right to one share, are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Rights is reflected in the market value of the related shares of Common Stock and, therefore, the inclusion of the Rights does not increase the proposed maximum aggregate offering price under this Registration Statement. Consequently, there is no additional registration fee payable for the registration of such Rights.

<Page 2>

                                PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*


*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 ("1933 Act") and the note to Part I of Form S-8.



                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which is dated March 5, 1997, File No. 1-5358.

(b) The description of the Registrant's Common Stock, $.50 par value per share ("Common Stock"), which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 ("1934 Act"), including any amendments or reports filed for the purpose of updating such description.

(c)  The description of the Rights contained in the Registrant's
     Registration Statement on Form 8-A dated April 18, 1986, as amended by Amendment No. 1 on Form 8 dated December 18, 1987, Amendment No. 2 on Form 8-A/A dated November 27, 1995, and
     Amendment No. 3 on Form 8-A12B/A dated May 10, 1996, and including any amendment or report filed for the purpose of further updating such description.

<Page 3>

(d) All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware provides that a corporation created thereunder may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director or officer of another corporation or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, subject to certain limitations referred to therein.

<Page 4>

     Article VI of the Registrant's By-Laws provides for indemnification of directors and officers as follows:

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of 1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

          Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other

<Page 5>

     enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

          The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

     Article Sixteenth of the Registrant's Restated Certificate of Incorporation provides that "No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may thereafter be amended. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article."

<Page 6>

Item 7.   Exemption from Registration Claimed.

                Not applicable.


Item 8.   Exhibits

          The exhibits filed herewith are set forth in the Exhibit Index filed as part of this Registration Statement on pages II-9 - II-11 hereof.


Item 9.   Undertakings.

     A.   Undertaking Pursuant to Rule 415:

          The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of Common Stock are being made under the Stock Incentive Plan, a post-effective amendment to this Registration Statement:

          (i)   (Not applicable);

          (ii)  (Not applicable);

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

<Page 7>

     B.   Undertaking Regarding Documents Subsequently Filed Under the
1934 Act:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     C.   Undertaking Regarding Indemnification:

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

<Page 8>

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on July 17, 1997.

                              SUNDSTRAND CORPORATION



                              By: /s/ Paul Donovan
                                  --------------------------
                                  Paul Donovan
                                  Executive Vice President and
                                  Chief Financial Officer and
                                  Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1997.


Robert H. Jenkins*                      Chairman of the Board,
-----------------------                 President and Chief Executive
Robert H. Jenkins                       Officer



/s/ Paul Donovan                        Executive Vice President and
-----------------------                 Chief Financial Officer and
Paul Donovan                            Treasurer



DeWayne J. Fellows*                     Vice President and Controller
-----------------------
DeWayne J. Fellows



Richard A. Abdoo*                       Director
-----------------------
Richard A. Abdoo



J. P. Bolduc*                           Director
------------------------
J. P. Bolduc

<Page 9>

Gerald Grinstein*                       Director
-------------------------
Gerald Grinstein



Charles Marshall*                       Director
-------------------------
Charles Marshall



Berger G. Wallin*                       Director
-------------------------
Berger G. Wallin




*By: /s/ Paul Donovan                   July 17, 1997
     ------------------------------
     Paul Donovan, Attorney-in-Fact


     Paul Donovan, by signing his name hereto, does hereby sign this document on behalf of each of the persons whose name appears above with an asterisk, pursuant to powers of attorney executed by such persons, which are included as Exhibit 24 to this Registration Statement.

<Page 10>

                                 EXHIBIT INDEX


Exhibit
Number       Description of Exhibit


4(a)         Registrant's Stock Incentive Plan.

4(b)         Credit Agreement dated as of
             January 28, 1993, among Registrant
             and seven banking institutions
             including Morgan Guaranty Trust
             Company of New York, as Agent
             (filed as Exhibit (4)(a) to
             Registrant's Annual Report on Form
             10-K for the fiscal year ended
             December 31, 1992, File No. 1-5358,
             and incorporated herein by
             reference); Amendment No. 1 dated
             October 15, 1993, and Amendment No.
             2 dated October 31, 1994, to the
             Credit Agreement (filed as Exhibit
             (4)(b) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1994, File
             No. 1-5358, and incorporated herein
             by reference); Amendment No. 3
             dated November 30, 1995, to the
             Credit Agreement (filed as Exhibit
             (4)(c) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1995, File
             No. 1-5358, and incorporated herein
             by reference); and Amended and
             Restated Credit Agreement dated
             December 16, 1996, to the Credit
             Agreement (filed as Exhibit (4)(a)
             to Registrant's Annual Report on
             Form 10-K for the fiscal year ended
             December 31, 1996, File No. 1-5358,
             and incorporated herein by
             reference).

<Page 11>

4(c)         Second Amended and Restated Rights
             Agreement between Registrant and
             Harris Trust and Savings Bank, as
             Rights Agent, dated November 21,
             1995 (filed as Exhibit 1 to
             Registrant's Form 8-A/A (Amendment
             No. 2) dated November 27, 1995,
             File No. 1-5358, and incorporated
             herein by reference); and First
             Amendment to Second Amended and
             Restated Rights Agreement, dated
             February 20, 1996 (filed as Exhibit
             (4)(e) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1995, File
             No. 1-5358, and incorporated herein
             by reference).

4(d)         Lease dated as of December 14,
             1987, between Registrant and
             Greyhound Real Estate Investment
             Six, Inc. (filed as Exhibit (4)(f)
             to Registrant's Annual Report on
             Form 10-K for the fiscal year ended
             December 31, 1987, File No. 1-5358,
             and incorporated herein by
             reference).

4(e)         Note Agreement of Registrant dated
             May 15, 1991 (filed as Exhibit
             (19)(c) to Registrant's Quarterly
             Report on Form 10-Q for the quarter
             ended June 30, 1991, File No. 1-
             5358, and incorporated herein by
             reference); and Amendment effective
             December 31, 1991, to the Note
             Agreement (filed as Exhibit (19)(c)
             to Registrant's Quarterly Report on
             Form 10-Q for the quarter ended
             September 30, 1992, File No. 1-
             5358, and incorporated herein by
             reference).

4(f)         Note Agreement of Registrant dated
             October 31, 1991 (filed as Exhibit
             (4)(l) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1991, File
             No. 1-5358, and incorporated herein
             by reference); and Amendment dated
             December 1, 1995, to the Note
             Agreement (filed as Exhibit (4)(l)
             to Registrant's Annual Report on
             Form 10-K for the fiscal year ended
             December 31, 1995, File No. 1-5358,
             and incorporated herein by
             reference).

<Page 12>

4(g)         Note Agreement of Registrant dated
             December 2, 1991 (filed as Exhibit
             (4)(m) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1991, File
             No. 1-5358 and incorporated herein
             by reference).

4(h)         Amendment dated December 11, 1995,
             to Registrant's Note Agreement
             dated May 15, 1991, as amended
             December 31, 1991, and to
             Registrant's Note Agreement dated
             December 2, 1991 (filed as Exhibit
             (4)(n) to Registrant's Annual
             Report on Form 10-K for the fiscal
             year ended December 31, 1995, File
             No. 1-5358 and incorporated herein
             by reference).

23           Consent of Independent Auditors.

24           Power of Attorney.

                                  Exhibit 4(a)

                             SUNDSTRAND CORPORATION
                              STOCK INCENTIVE PLAN

                          Effective December 1, 1992
                   Amended April 18 and September 19, 1995
                           Amended November 19, 1996


            ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

  1.1 Establishment of the Plan. Sundstrand Corporation, a Delaware corporation (the "Company), hereby establishes an incentive compensation plan to be known as the "Sundstrand Corporation Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock, and is established pursuant to Section 16 of the Exchange Act and the rules thereunder as in effect prior to the May 1991 amendments thereto.
  Upon ratification by an affirmative vote of a majority of Shares voting at the Company's April 20, 1993, annual shareholders' meeting, the Plan shall become effective as of December 1, 1992 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Awards may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder ratification of the Plan is not obtained, all outstanding Awards granted shall become null and void.
  1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants an incentive for outstanding performance.
  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.
  1.3 Duration of the Plan. Subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to
Article 11 herein, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2007.

                        ARTICLE 2.  DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meaning set forth below:
      (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.
      (b)  "Change in Control" means any of the following events:
           (i) The acquisition (other than from the Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding voting securities; or
           (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new Director was approved by a vote of a majority of the Incumbent Board, and such new Director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or
           (iii) Approval by stockholders of the Company of (A) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or
           (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (i), solely because thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.
      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
      (d)  "Committee" means the committee specified in Article 3.
      (e) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
      (f) "Early Retirement" shall mean an Employee's eligibility to receive an early retirement benefit from any retirement plan maintained by the Company or any Subsidiary.
      (g) "Employee" means any full-time managerial, supervisory or professional employee of the Company or of the Company's Subsidiaries.
      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
      (i) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices for Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee.
      (j) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock option and is intended to meet the requirements of Section 422 of the Code.
      (k) "Insider" shall mean an Employee who is, on the relevant date, an officer of the Company, as defined under Rule 16a-1 of the Exchange Act as determined by the General Counsel of the Company or his designee.
      (l) "Noninsider" means an Employee who is not, on the relevant date, an Insider, as determined by the General Counsel of the Company or his designee.
      (m) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein, which is not intended to be an Incentive Stock Option.
      (n) "Normal Retirement" shall mean an Employee's eligibility to receive a normal retirement benefit from any retirement plan maintained by the Company or any Subsidiary.
      (o)  "Option" means an Incentive Stock Option or a Nonqualified
           Stock Option.
      (p) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to Participants.
      (q)  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.
      (r)  "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.
      (s) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, as provided in this Plan.
      (t) "Restricted Stock" means an Award granted under Article 7 herein.
      (u) "Restricted Stock Certificate" means a certificate setting forth the terms and provisions applicable to Restricted Stock granted to Participants.
      (v) "Restricted Stock Price" means the price at which a Share may be purchased by a Participant pursuant to a Restricted Stock grant.
      (w)  "Shares" means shares of common stock of the Company.
      (x) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                       ARTICLE 3.  ADMINISTRATION

  3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board consisting of not less than three nonemployee members of the Board. The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(b) under the Exchange Act.
  3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award consistent with the Plan. The Committee may make arrangements for the cashless exercise of any Options issued hereunder. The Committee may delegate its authority as permitted hereunder. In the provisions of the Plan where action by the Company is contemplated, the Committee shall undertake to perform such action.
  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company and its successors or assigns, and on its stockholders, Employees, Participants, and their respective estates and beneficiaries.

               ARTICLE 4.  SHARES SUBJECT TO THE PLAN

  4.1 Number of Shares.  Subject to adjustment as provided in Section
4.2 herein, the total number of Shares available for grant under the Plan shall be 1.8 million Shares. These Shares may be either authorized but unissued, reacquired or a combination thereof.
  Effective as of January 1, 1997, the total number of Shares available for grant under the Plan shall be increased by 3 million shares, such increased Shares being subject to adjustment as provided in Section 4.2 of the Plan. Such additional Shares may be either authorized but unissued, reacquired or a combination thereof.
  4.2 Adjustments in Available Shares, Options and Restricted Share Grants. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the capital structure of the Company affecting the Shares, such adjustment shall be made in the number of Shares which may be granted under the Plan, in the maximum number of Options and the maximum number of Shares of Restricted Stock that the Committee can authorize the CEO to grant in the aggregate or grant to any one Employee in any calendar year, in the maximum number of Options or Shares of Restricted Stock which may be granted to an elected officer in any calendar year, and in the number of and/or price of Shares subject to outstanding Options and outstanding Restricted Stock grants under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.

               ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility. Persons eligible to participate in this Plan are such Employees as are determined by the Committee or who otherwise receive Shares pursuant to Section 7.1(b).
  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted.

                       ARTICLE 6.  STOCK OPTIONS

  6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number and type of Options granted to each Participant.
  The Committee may delegate to the Chief Executive Officer of the Company ("CEO") the authority to grant to Noninsiders Options, the terms and provisions of which have been set by the Committee. During any calendar year of the Company, the aggregate number of Options available for grant by the CEO pursuant to this Section 6.1 may not exceed 600,000, with the number of Options which may be granted by the CEO to any one Employee during any calendar year limited to 10,000. In no event may the number of Options granted to an elected officer of the Company in any calendar year exceed 150,000 Options.
  6.2 Option Certificate. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, whether the Option is intended to be an ISO or a NQSO, and such other provisions as the Committee shall determine.
  6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
  6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that, except as provided in subsections (a), (b) and (c) of Section
6.8, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
  6.5 Exercise of Options. Subject to the provisions of Section 6.10, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, no Option granted under this Plan is exercisable prior to six (6) months following the date of its grant.
  6.6 Payment. Subject to such other method(s) as may have been established by the Company, Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).
  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
  6.7 Special Restrictions on Shares Acquired Pursuant to the Exercise of an Option. The Committee may impose such restrictions on Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable.
  6.8  Termination of Employment.
  (a)  Termination by Normal Retirement or Early Retirement at Age
       60. In the event the employment of a Participant is terminated by reason of Normal Retirement or Early Retirement at or after attaining age 60, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such retirement, whichever period is longer.
  (b) Termination by Early Retirement Prior to Age 60. In the event the employment of a Participant is terminated by reason of Early Retirement prior to attainment of age 60, the Committee, in its sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, in which event such options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such Early Retirement, whichever period is longer.
  (c) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to the expiration date, or for one (1) year after the date of death, whichever period is longer, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.
  (d) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately become exercisable as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is longer.
  (e) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Normal Retirement, Early Retirement or Disability and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall be any time prior to their expiration date, or for one (1) year following death, whichever period is shorter. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.
  (f) Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in subsections (a)-(d) of this Section 6.8, the Committee, in its sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, subject to such terms as the Committee, in its sole discretion, deems appropriate. Options which are or become exercisable as of the effective date of employment termination shall remain exercisable any time prior to their expiration date, or for three (3) months after the date of employment termination, whichever period is shorter.
  6.9 Forfeiture of Options. Options held by a Participant which are not exercisable as of the effective date of employment termination and which do not become exercisable pursuant to the provisions of Section
6.8 immediately shall be forfeited.
  6.10 Alternate Exercisability Following Termination. With respect to Options held either by Noninsiders or Insiders as of the date of any employment termination, the provisions of Section 6.8 regarding the exercisability of Options as of the date of employment termination and the provisions regarding the length of the exercise period following employment termination notwithstanding, the Committee may, in its sole discretion, provide for accelerated exercisability of all Options and an extended period of exercisability following termination, upon such terms and provisions as it deems appropriate; provided, however, that the period of extended exercisability shall not extend beyond the period specified in Section 6.4 herein.
  With respect to Options held by Noninsiders as of the date of employment termination, the Committee may delegate to the CEO the authority to modify the terms and provisions regarding acceleration of exercisability and extension of the period of exercisability following termination, subject to the limitations of Section 6.4 herein.
  6.11 Nontransferability of Options. Except as otherwise provided in this Section 6.11, options granted under the Plan may only be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution. The Committee, in its sole discretion, may provide for the transferability of Options granted under the Plan, by a Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. The Committee, with respect to an Option granted under the Plan which is not transferable, may, in its sole discretion, provide for the transferability of such an Option by the Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. In addition, any determination by the Committee to provide for the transferability of an Option by any one Participant under the Plan shall not be deemed to provide to any other Participant under the Plan a right of transferability with respect to an Option granted under this Plan to such other Participant.

                   ARTICLE 7.  RESTRICTED STOCK

  7.1 Grant of Restricted Stock. Shares of Restricted Stock will be granted as follows, subject to the terms and provisions of the Plan:
  (a) Discretionary Grants. The Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine. The Committee may delegate to the CEO the authority to grant to Noninsiders Shares of Restricted Stock, the terms and provisions of which have been set by the Committee. During any calendar year of the Company, the aggregate number of Shares of Restricted Stock available for grant by the CEO pursuant to this subsection
       (a) may not exceed 300,000 with the number of Shares of Restricted Stock which may be granted by the CEO to any one Employee during any calendar year limited to 4,000.
  (b) Automatic Grants. Upon shareholder ratification of the Plan, all outstanding rights under the Sundstrand Corporation Phantom Stock Plan held by participants in such plan who are not foreign nationals employed outside the United States by foreign-registered Subsidiaries, except Sundstrand de Puerto Rico, Inc., and all outstanding rights under the Restricted Stock Cash Equivalent Program, shall automatically be converted into a like number of Shares of Restricted Stock under the Plan.
  (c) Maximum Grant of Restricted Stock. In no event may the number of Shares of Restricted Stock granted to an elected officer of the Company in any calendar year exceed 50,000 Shares of Restricted Stock.
  7.2 Restricted Stock Certificate. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
  7.3 Restricted Stock Price. The Restricted Stock Price for each grant of Restricted Stock shall be determined by the Committee, provided that the Restricted Stock Price may be less than the par value of a Share on the date of the Restricted Stock grant.
  7.4 Restrictions on Transferability and Vesting. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee in its sole discretion and specified in the Restricted Stock Certificate, or upon the earlier satisfaction of any other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Certificate. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant.
  7.5 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable.
  7.6 Escrow or Legend. In order to enforce the restrictions imposed upon Shares of Restricted Stock issued hereunder, the Committee may require any Participant to enter into an escrow agreement providing that the certificates representing Shares of Restricted Stock issued pursuant to this Article 7 shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to this Article 7 have terminated and the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this Article 7, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.
  7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
  7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
  7.9  Termination of Employment.
  (a)  Termination by Reason of Normal Retirement, Death or
       Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates because of Normal Retirement, death or Disability, then the Company shall not have the right to repurchase any of such Shares of Restricted Stock purchased hereunder by such Participant and all restrictions applicable to such Shares shall immediately terminate.
  (b) Termination by Reason Other than Normal Retirement, Death or Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates for any reason other than Normal Retirement, death or Disability, the Company shall have the option for ninety (90) days following such termination of employment to buy at his cost for cash all or any part of the terminating Participant's nonvested Shares of Restricted Stock.
  (c)  Alternate Treatment of Restricted Stock.  With respect to
       Shares of Restricted Stock granted pursuant to subsection (a) of
       Section 7.1, regardless of the provisions regarding the treatment of Shares of Restricted Stock specified in subsections (a) and
       (b) of this Section 7.9, the Committee shall in its sole discretion have the authority to modify the treatment of those Shares of Restricted Stock held by Participants as of the date of employment termination on which the restrictions have not terminated, upon such terms as the Committee deems appropriate. With respect to nonvested Shares of Restricted Stock that were granted pursuant to subsection (a) of Section 7.1 and are held by Noninsiders as of the date of employment termination, the Committee may delegate to the CEO the authority to modify the terms regarding the termination of restrictions.
  7.10 Limitation on Grants to Elected Officers. Notwithstanding anything to the contrary contained in the Plan, the Committee shall select, not later than the 90th day after the commencement of each plan year, one or more of the following performance elements and the performance level to be achieved as the threshold parameter:
       (a)  generation of free cash
       (b)  earnings per share
       (c)  revenues
       (d)  market share
       (e)  stock price
       (f)  cash flow
       (g)  retained earnings
       (h)  results of customer satisfaction surveys
       (i) aggregate product price and other product price measures
       (j)  safety record
       (k)  acquisition activity
       (l)  management succession planning
       (m)  improved asset management
       (n)  improved gross margins
       (o)  increased inventory turns
       (p)  product development and liability
       (q)  research and development integration
       (r)  proprietary protections
       (s)  legal effectiveness
       (t)  handling of SEC and environmental matters
       (u)  manufacturing efficiencies
       (v)  system review and improvement
       (w)  service reliability and cost management
       (x)  operating expense ratios
       (y)  total stockholder return
       (z)  return on sales
       (aa) return on equity
       (bb) return on capital
       (cc) return on assets
       (dd) return on investments
       (ee) net income
       (ff) operating income
       (gg) working capital
       (hh) comparative performance of one or more of the above criteria to the performance of other corporations.
  7.11 Awards of Restricted Stock. No shares of Restricted Stock will be awarded under the Plan to any elected officer of the Company unless the threshold parameter as determined by the Committee is achieved. In determining actual performance under any performance element selected, adjustments will be made to exclude (i) all items determined in accordance with standards published by opinion No. 30 of the Accounting Principles Board ("APB Opinion No. 30") to be extraordinary or unusual in nature, infrequent in occurrence, related to disposal of a segment of a business or related to a change in accounting principles, and (ii) all items related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30, and (iii) all restructuring charges recorded in accordance with Emergency Issues Task Force Issue No. 94-3. Prior to the award of Restricted Stock under the Plan, the Committee shall confirm that the threshold parameter has been satisfied.
  If the threshold parameter for a Plan year is achieved, the number of Shares of Restricted Stock awarded to an elected officer with respect to such Plan year shall not exceed 50,000 Shares; provided that the Committee, in its sole discretion, may cancel or reduce the number of Shares of Restricted Stock awarded based on such criteria as the Committee in its sole discretion shall determine."

                 ARTICLE 8.  BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.

                   ARTICLE 9.  RIGHTS OF EMPLOYEES

  9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.
  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
  9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having once been selected, have a right to again be selected to receive a future Award.

                    ARTICLE 10.  CHANGE IN CONTROL

  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:
  (a) Any and all Options granted hereunder shall become immediately exercisable;
  (b) Any Periods of Restriction and other restrictions imposed on Shares of Restricted Stock shall immediately terminate; and
  (c) Subject to Article 11 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

         ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION

  11.1 Amendment, Modification, and Termination. The Board at any time and from time to time may terminate, amend or modify the Plan. However, no such termination, amendment or modification of the Plan may occur without the approval of the shareholders of the Company, if shareholder approval for such termination, amendment or modification is required by the federal securities laws, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect thereto.

                      ARTICLE 12.  WITHHOLDING

  12.1 Tax Withholding. The Company shall have the power and the right as set forth in this Article 12 to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any and all Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.
  12.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, upon the termination of restrictions on Restricted Stock, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold a number of Shares, the Fair Market Value of which, in itself or when added to a cash payment made by the Participant to the Company, equals the minimum statutory total tax. Any such election by an Insider shall be made in conformity with Rule 16b-3.

                       ARTICLE 13.  SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                   ARTICLE 14.  LEGAL CONSTRUCTION

  14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
  14.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
  14.3 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.
  14.4 Foreign Employees. To the extent permissible under applicable law, the Company may grant Awards to eligible Employees who are employed in locations outside of the United States. The Committee shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.
  14.5 Governing Law. To the extent not preempted by Federal law (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
  14.6 Severability. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

                                Exhibit (23)

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) to be filed July 18, 1997, and related Prospectus, pertaining to the Sundstrand Corporation Stock Incentive Plan of our report dated January 28, 1997, with respect to the consolidated financial statements of Sundstrand Corporation and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP
                                          -----------------------

                                          ERNST & YOUNG LLP


Chicago, Illinois
July 17, 1997

Exhibit (24)



                          POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, SUNDSTRAND CORPORATION, a Delaware corporation, does hereby nominate, constitute and appoint ROBERT H. JENKINS and PAUL DONOVAN and either or both of them, as its true and lawful attorneys-in-fact, in its name and on its behalf to file with the Securities and Exchange Commission a Registration Statement on Form S-8 and any amendments, supplements and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000,000 shares of the Corporation's Common Stock, par value $.50 per share, which subject to stockholder approval of the amendment to the Sundstrand Corporation Stock Incentive Plan, shall be available for grant under such plan.

         That each of the undersigned directors and officers of said Corporation does hereby nominate, constitute and appoint ROBERT H. JENKINS and PAUL DONOVAN and either or both of them, as his true and lawful attorneys-in-fact, in his name and in the capacity indicated below, to execute the aforesaid Form S-8.

         And the undersigned do hereby authorize and direct the said attorneys-in-fact, and any one or all of them, to execute and deliver such other documents to the Securities and Exchange Commission and to take all such other action as they or any one of them may consider necessary or advisable to the end that said Form S-8 shall comply with the Securities Act of 1933, as amended, and the applicable rules, rulings and regulations of the Securities and Exchange Commission.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 18th day of February, 1997.

                                       SUNDSTRAND CORPORATION



                                       By: /s/ Robert H. Jenkins
                                           -----------------------
                                           Robert H. Jenkins
                                           President and Chief
                                           Executive Officer

(CORPORATE SEAL)

ATTEST:


/s/ Richard M. Schilling
--------------------------
Richard M. Schilling
Secretary

SIGNATURE                          TITLE
---------                          -----


/s/ Robert H. Jenkins              President and Chief Executive
-----------------------            Officer and Director
Robert H. Jenkins



/s/ Paul Donovan                   Executive Vice President and
------------------------           Chief Financial Officer and
Paul Donovan                       Treasurer



/s/ DeWayne J. Fellows             Vice President and Controller
------------------------           DeWayne J. Fellows



/s/ Don R. O'Hare                  Chairman of the Board
------------------------
Don R. O'Hare



/s/ Richard A. Abdoo               Director
-------------------------
Richard A. Abdoo



/s/ J. P. Bolduc                   Director
-------------------------
J. P. Bolduc



/s/ Gerald Grinstein               Director
-------------------------
Gerald Grinstein



/s/ Charles Marshall               Director
-------------------------
Charles Marshall



-------------------------          Director
Klaus H. Murmann

SIGNATURE                          TITLE
---------                          -----


/s/ Donald E. Nordlund             Director
-------------------------
Donald E. Nordlund



-------------------------          Director
John A. Puelicher



-------------------------          Director
Ward Smith



/s/ Berger G. Wallin               Director
-------------------------
Berger G. Wallin